Exhibit 21.1

SENMIAO TECHNOLOGY LIMITED

List of Subsidiaries

As of December 31, 2023, the subsidiaries of SunCar Technology Group Inc., are listed as follows:

Place of
Subsidiary	Incorporation
Auto Services Group Limited	Cayman Islands
Goldenbridge Acquisition Limited	British Virgin Islands
Auto Services Group Holdings Limited	Cayman Islands
Auto Market Group Limited	Hong Kong
Anqi Technology (Zhejiang) Co., Ltd	PRC
Shanghai Cuhong Automotive Service Co., Ltd	PRC
Haiyan Trading (Shanghai) Co., Ltd	PRC
Li Mo (Shanghai) Technology Co., Ltd	PRC
Guangdong Tianzhuo Automobile Service Co., Ltd	PRC
Shanghai Feiyou Trading Co., Ltd	PRC
Shengshi Dalian Insurance Agency Co., Limited	PRC
Shanghai Shengshi Dalian Automobile Service Co., Ltd	PRC
Beijing Beisheng United Insurance Agency Co., Ltd	PRC
Nanjing Xinda New Insurance Agency Co., Ltd	PRC
Chengdu Shengda Insurance Agency Co., Ltd	PRC
Shanghai Anite insurance Agency Co., Ltd	PRC
Jingning Jiashan Automobile Technology Co., Ltd	PRC
Shanghai Louduo Technology Co., Ltd	PRC
Shanghai Chengle Network Technology Co., Ltd	PRC
Shanghai Qianjing Automobile Service Co., Ltd	PRC
Shanghai Xuanbei Automobile Service Co., Ltd	PRC
Jiangsu Shengda Automobile Service Co., Ltd	PRC